LOCKUP AGREEMENT

THIS LOCKUP AGREEMENT (the “Agreement”) is made as of the 29th day of September, 2011, by _____________ (“Holder”) in connection with the ownership of shares of NetFabric Holdings, Inc., a Delaware corporation (the “Company”). Capital terms used and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement by and among Xcel Brands, Inc., IM Brands LLC, and IM Ready-Made LLC, dated as of May 19, 2011 as amended, and its attachments thereto (the “Purchase Agreement”).

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.	Background.

a.          On May 19, 2011, XCel Brands, Inc., a Delaware corporation (‘‘XCel’’) and its wholly owned subsidiary, IM Brands, LLC entered into the Purchase Agreement with Holder, pursuant to which the Buyers acquired certain assets (the “Assets”) of IM Ready-Made, LLC (“IM Ready”), including (i) the “Isaac Mizrahi” brands (including the trademarks “Isaac Mizrahi New York,” “Isaac Mizrahi” and “Isaac MizrahiLIVE”) (the “IM Trademarks”), (ii) the license agreements between IM Ready and third parties related to the IM Trademarks, (iii) design agreements with Liz Claiborne and QVC, Inc. to design the “Liz Claiborne New York” brand for sale exclusively at QVC, and (iv) computers, design software, and other assets related to the licensing and design of the IM Trademarks and the design of the Liz Claiborne New York brand.

b.          On September 29, 2011, the Company, XCel, and NetFabric Acquisition Corp., a Delaware corporation (‘‘Acquisition Corp.’’) and wholly-owned subsidiary of the Company, entered into an Agreement of Merger and Plan of Reorganization (the ‘‘Merger Agreement’’) pursuant to which Acquisition Corp. was merged with and into XCel, with XCel surviving as a wholly-owned subsidiary of the Company (the ‘‘Merger’’). The closing of the Purchase Agreement is occurring in conjunction with the consummation of the Merger.

c.          Simultaneous with the Purchase Agreement and the Merger, the Company is conducting a private offering (the “Offering”) to certain accredited investors (the “Investors”) consisting of a minimum of $2,500,000 up to a maximum of $4,000,000 of investment units, each consisting of one hundred thousand (100,000) shares of the Company’s common stock (the “Common Stock”), $0.001 par value, and one warrant to purchase fifty thousand (50,000) shares of Common Stock, at a per unit purchase price of $500,000, pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated under Regulation D thereunder in accordance with the rules and regulations of the United States Securities and Exchange Commission.

d.          After giving effect to the Merger, Holder is the beneficial owner of the amount of Common Stock designated on the signature page hereto.

e.          As a condition to the Purchase Agreement pursuant to Section 6.15(a) and as an inducement to the Investors to participate in the Offering, Holder has agreed to refrain from selling any of the Lockup Shares (as defined below) pursuant to the terms set forth in Section 2 herein and refrain from including any of the Lockup Shares in the registration statement (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission to register for resale the securities issues or issuable to Investors in the Offering.

2.	Sale Restriction.

a.          Holder hereby agrees that during the six (6) months from the date hereof (the “Restriction Period”), Holder shall not, directly or indirectly, through an “affiliate” or “associate” (as such terms are defined in the General Rules and Regulations under the Securities Act), or otherwise, offer, sell, contract to sell, pledge, hypothecate, grant an option for sale, or otherwise dispose of, or transfer or grant any rights with respect thereto in any manner (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition, effective economic disposition due to cash settlement, transfer of the entity holding the Lockup Shares or otherwise) either privately or publicly (each, a “Transfer”) any Common Stock (including any of the shares of Common Stock acquired pursuant to a stock split, stock dividend, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company) or any options, warrants or other rights to purchase Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than Excluded Shares (defined below) (the “Lockup Shares”), or enter into any agreement or any transaction that has the effect of transferring, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lockup Shares, whether any such agreement or transaction is to be settled by delivery of the Lockup Shares, other than in connection with an offer made to all shareholders of the Company in connection with merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company and its transfer agent are authorized to place “stop orders” on its books to prevent any transfer of the Lockup Shares held by Holder in violation of this Agreement.  “Excluded Shares” means shares of Common Stock acquired by the Holder in the Offering or issuable to the Holder upon exercise of the Warrants issued to the Holder in the Offering.

b.          Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period or otherwise, transfer the Lockup Shares (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, or (iv) to the Holder’s members, provided, that, in the case of any gift or transfer described in clauses (i), (ii), (iii) or (iv), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

3.	Restriction on Registration Rights.

a.          Notwithstanding any other agreement between the Holders and the Company to the contrary, the Holder agrees that the Lockup Shares will not be included in the Registration Statement to be filed pursuant to the Registration Rights Agreement entered into between the Company and the Investors in connection with the Offering.  This Section 3 does not affect any rights the Holder otherwise has to include the Excluded Shares in the Registration Statement.

4.	Miscellaneous.

a.          At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

b.          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Notices hereunder shall be given in the same manner as set forth in the Purchase Agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

c.          The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d.          This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e.          This Agreement may be signed and delivered by facsimile signature and delivered electronically.

f.          The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

g.          The Holder acknowledges that this Lockup Agreement is being entered into for the benefit of the Investors in the Offering and may be enforced by the Investors and may not be amended without the consent of the Investors, which may be withheld for any reason.
[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

Name:

Amount of Common Stock
Beneficially Owned

COMPANY:

By:
Name:
Title:

[Signature Page to Management Lockup Agreement]